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                                                                Exhibit 10.2
                 WAIVER OF CLAIMS AND ACKNOWLEDGMENT AGREEMENT

     This Waiver of Claims and Acknowledgment Agreement ("Agreement") is entered into between Susan J. Riley ("Releasing Party") and The Dial Corporation ("Dial").

     Releasing Party's employment with The Dial Corporation is terminated effective August 7, 2000. Releasing Party and Dial are entering into this Agreement to resolve any disagreements that they may have regarding Releasing Party's employment and the cessation of her employment. It is further understood and agreed that after said date, Dial shall not owe any duty or obligation to Releasing Party other than those set forth in this Agreement.

     1. Releasing Party knowingly, voluntarily, and irrevocably releases and discharges The Dial Corporation, their stockholders, officers, directors, agents, representatives, employees, predecessors, successors, other corporate affiliates, and assigns (hereafter collectively referred to as "Released Parties") from any and all claims, demands, liabilities, judgments, damages, expenses, or causes of action of any kind or nature whatsoever which Releasing Party, her heirs, personal representatives, and assigns, and each of them, may now or hereafter have or assert, whether now known or unknown. The claims which are waived, released and discharged include but are not limited to breach of express or implied contract; breach of covenant of good faith and fair dealing; wrongful discharge; intentional and negligent infliction of emotion distress; public policy torts of any kind or nature; discrimination on the basis of age, sex, religion, disability, race, or any other reason prohibited by applicable law; Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act ("ADEA"); the Older Workers Benefit Protection Act; Family and Medical Leave Act; the Americans with Disabilities Act; Fair Labor Standards Act; Occupational Safety and Health Act; all as amended; or any other federal, state or local law; tort claims of any kind whatsoever; and any other common law or statutory claims.

     2. Releasing Party understands and expressly agrees that this Agreement extends to all claims of every nature and kind whatsoever, known or unknown, suspected or unsuspected, past or present, which Releasing Party has or may have against Released Parties. Thus, Releasing Party also waives any and all rights under federal, state or common law, which would otherwise purport to preclude a general release from extending to claims which the releasor does not know or suspect to exist in her favor at the time of executing the release, which if known by her might have materially affected her settlement with the releasee. Releasing Party understands and acknowledges that she may hereafter discover facts different from or in addition to those she now believes to be true with respect to the matters released in this Agreement. Releasing Party assumes any and all risk of mistake (or discovery of additional facts) in connection with the circumstances involved in the matters giving rise to this Agreement.

     3. By signing this Agreement, Releasing Party does not waive rights or claims under the ADEA that may arise after Releasing Party signs this Agreement. Releasing Party acknowledges that the waiver of claims under the ADEA is only in exchange for consideration described in Paragraph 8 to which Releasing Party is not otherwise entitled.

     4. Releasing Party waives her right to commence or maintain any action or proceeding against any of Released Parties arising out of or connected in any way with her
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employment with Dial; provided, however, that this provision does not bar the filing of a claim with an agency if Releasing Party agrees that she will accept no relief or recovery therefrom.

     5. Releasing Party agrees that she will not at any time disparage, The Dial Corporation, Malcolm Jozoff or any of Released Parties' other current or former employees, products, operations, policies, decisions, advertising or marketing programs, if the effect of such disparagement reasonably could be anticipated to cause material harm to Dial's reputation, business, interests or to the morale among its work force, or to the reputation of any current or former Dial employee. Additionally, Releasing Party will refer all inquiries that she receives (whether written or oral) regarding the business or operations of Released Parties to The Dial Corporation's General Counsel (or her designee). Releasing Party recognizes that any violation of this obligation may result (to the maximum extent allowable by law) in forfeiture of all payments under this Agreement, in addition to any other legal or equitable remedies that The Dial Corporation may have against Releasing Party.

     6. Releasing Party further reaffirms and agrees to comply with the Employee's Patent and Trade Secret Agreement previously signed by Releasing Party and not to disclose confidential, technical and trade secret information proprietary to Released Parties.

          "Confidential Information" means any and all information relating to The Dial Corporation which is not generally known by others with whom The Dial Corporation does (or plans to) compete or do business. Confidential Information includes, but is not limited to, information relating to the terms of this Agreement, as well as The Dial Corporation's: (a) research and development activities; (b) inventions, discoveries, designs and ideas; (c) products and services; (d) manufacturing processes and methods, quality control measures and logistics; (e) sources of supply; (f) customer lists; (g) strategic marketing plans; (h) forecasts, sales, profits and pricing methods; (i) personnel information; (j) terms of its business relationships; (k) intellectual property (including without limitation, the filing or pendency of patent applications);
(l) accounting records and any information used to prepare, support or analyze accounting records and financial reporting information; and (m) any confidential or proprietary information gained through internal auditing activities. Confidential Information also includes, but is not limited to, comparable information: (i) that belongs to any subsidiary of The Dial Corporation; or
(ii) that The Dial Corporation has received belonging to customers, suppliers, consultants or others who do business with The Dial Corporation.

          Notwithstanding the foregoing, "Confidential Information" does not include any information that is: (a) at the time of disclosure, available (or readily discoverable) from sources which are in the public domain through no fault of Releasing Party; (b) received by Releasing Party from a third party without breach of such third party's non-disclosure obligation to The Dial Corporation; (c) shown to have been developed independently by Releasing Party prior to her employment with The Dial Corporation; or (d) required by a judicial tribunal or similar governmental body to be disclosed under law (provided that Releasing Party has first promptly notified The Dial Corporation of such disclosure requirement and has cooperated fully with The Dial Corporation in exhausting all appeals objecting to such requirement).

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     7.     Releasing Party agrees to return the following items and any accompanying attachments provided to her by the Company:

     (i)    a CISCO router;
     (ii)   a docking station; and
     (iii)  a cellular phone.

     8. In exchange for the general release and waiver of claims, covenant not to sue and other commitments set forth herein, The Dial Corporation agrees to pay Releasing Party:

     (i)    the sum of $350,000 (less statutory deductions), representing one
(1) year of severance pay. Such amount will be paid in bi-weekly installments to commence on the next regular payday after the conditions described in Paragraph 9 have been satisfied;

     (ii)   payment for unused 2000 vacation;

     (iii)  payment for pro rata 2001 vacation accrued through August 31, 2000;

     (iv)   outplacement assistance for a period of up to one (1) year;

     (v) twelve (12) months of Company-paid COBRA commencing September 1, 2000, if elected; with such payments ceasing upon Releasing Party accepting new employment. Any rights Releasing Party may have under COBRA will be offset by this period of continued health coverage;

     (vi) closing costs incurred by Releasing Party on the sale of her primary residence located in Scottsdale, Arizona, not to exceed $81,000. The Company will reimburse such costs upon receipt of documented expenses;

     (vii) costs associated with relocating Releasing Party's household goods and personal belongings, not to exceed $30,000. The Company will reimburse such costs upon receipt of documented expenses; and

     (viii) reimbursement for non-refundable school tuition incurred by Releasing Party, not to exceed $2,000. The Company will reimburse such costs upon receipt of documented expenses.

     9. If Releasing Party does not revoke this Agreement in the time period provided for in Paragraph 16, which Releasing Party understands she may do so within seven (7) calendar days after signing it, Releasing Party will receive the benefits provided for in Paragraph 8 of this Agreement within ten (10) business days following the expiration of the revocation period or receipt of the Company-owned equipment, whichever is later, unless otherwise provided for in Paragraph 8. Payments shall be by check mailed to Releasing Party at her address of record with the Company.

     10. It is understood and agreed that neither the Agreement itself, nor the furnishing of the consideration for this Agreement, shall be deemed or construed at anytime for any purpose as an admission of the Company's liability or responsibility for any wrongdoing of any kind.

     11. Releasing Party agrees that this is a private agreement and that she will not, at any time, discuss publicly the fact that an Agreement exists or its terms, except with her accountant, governmental taxing authorities or her attorney, including the attorney with whom Releasing Party may chose to consult regarding her consideration of this Agreement, or as otherwise compelled by law.

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     12.  Releasing Party recognizes that any violation of her obligations described in this Agreement may result (to the maximum extent allowable by law) in forfeiture of all payments under this Agreement, in addition to any other legal or equitable remedies that The Dial Corporation may have against Releasing Party.

     13. This Agreement is entered into and shall be interpreted, enforced and governed by the law of the State of Arizona. Any action regarding this Agreement shall be brought in a court in Maricopa County, Arizona. In any proceeding to enforce this Agreement, the non-prevailing party will pay the costs and reasonable attorneys' fees of the prevailing party.

     14. Releasing Party waives any and all reemployment rights Releasing Party may have with Released Parties and agrees not to present herself for employment or seek employment with Released Parties.

     15. Releasing Party had up to and including twenty-one (21) calendar days to consider whether to sign this Agreement. Releasing Party was advised in writing to consult with an attorney and had an opportunity to do so.

     16. Releasing Party has seven (7) calendar days after signing this Agreement to revoke this Agreement. Any revocation must be in writing addressed to Herb Baum, The Dial Corporation, 15501 North Dial Boulevard, Suite 2121, Scottsdale, Arizona 85260-1619, and postmarked within seven (7) calendar days following the signing of the Agreement.

     17. The parties further agree that if, for any reason, any provision or clause of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, that provision will immediately become null and void, leaving the remainder of this Agreement in full force and effect.

     18. This Agreement contains the entire agreement between the parties and supersedes any and all other agreements or understandings relating to the subject matter of this Agreement.

RELEASING PARTY HAS CAREFULLY READ THE FOREGOING WAIVER OF CLAIMS AND ACKNOWLEDGMENT AGREEMENT, KNOWS THE CONTENTS THEREOF, HAS HAD THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY, AND SIGNS THIS AGREEMENT VOLUNTARILY, BEING AWARE OF ITS FINAL AND BINDING EFFECT.


/s/ Susan J. Riley                      8/23/00
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Susan J. Riley                          Date

/s/ Herb Baum                           8/24/00
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Herb Baum                               Date
For THE DIAL CORPORATION



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